Exhibit 10.1

LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (“AGREEMENT”) IS MADE EFFECTIVE THIS 9TH DAY OF SEPTEMBER 2011, BY AND BETWEEN IMMERSION CORPORATION, A DELAWARE CORPORATION AS (“TENANT”) AND SUPERMICRO COMPUTER, INC., A DELAWARE CORPORATION AS SUCCESSOR-IN-INTEREST TO THE IRVINE COMPANY LLC, A DELAWARE LIMITED LIABILITY COMPANY AS (“LANDLORD”).

1.	RECITALS: This Agreement is made with references to the following facts and objectives:

a.	Landlord and Tenant entered into that certain Lease dated for reference purposes only, January 11, 2000 and subsequent First Amendment to Lease dated March 17, 2004 and Second Lease Amendment dated January 15, 2009 (“Lease”), wherein Landlord leased to Tenant, and Tenant hired from Landlord certain premises (the “Premises”) located in the City of San Jose, California described as approximately 47, 668 rentable square feet of a larger building, commonly known as 801 Fox Lane, San Jose, CA.

b.	The parties wish to terminate the Lease affecting the Premises so that Landlord and Tenant can be released and discharged from further performance of the Lease provisions.

2.	TERMINATION OF LEASE FOR 801 FOX LANE, SAN JOSE, CA: Upon full execution of this Agreement the Lease shall be fully and finally surrendered and terminated as of December 31, 2011 provided that all of the terms and conditions of this Agreement are adhered to by Tenant and Landlord.

3.	RELEASE OF LIABILITY: Conditioned on their performance of the provisions of this Agreement, Landlord and Tenant shall as of December 31, 2011, be fully released and discharged from their respective obligations and liabilities arising from or connected with the provisions of the Lease, except as noted below, and except for provisions that survive the expiration or earlier termination of the Lease.

4.	SURRENDER OF PREMISES: Tenant shall surrender possession of the Premises to Landlord no later than December 31, 2011. Said Premises shall be neat and orderly with all personal property removed, and surrendered to Landlord pursuant to the provisions of Section 15.3 of the Lease; provided, however, that Landlord acknowledges that Tenant shall have no duty to remove any alterations, additions or improvements that Tenant made to the Premises prior to the date of this Agreement. In the event Tenant removes any alterations and/or equipment resulting in damages to the Premises, Tenant shall promptly restore the areas so affected to Landlord’s sole satisfaction.

5.	CONSIDERATION BY LANDLORD: Provided that Tenant has vacated the Premises as of December 31, 2011, in consideration for this release contained herein, Landlord shall pay Tenant the sum of THREE HUNDRED FIFTY THOUSAND DOLLARS EXACTLY ($350,000.00) no later than January 6, 2012.

6.	TENANT’S REPRESENTATION: Tenant represents that it has not made any assignment, sublease, transfer, conveyance or any other disposition of the Lease or any interest in the Lease.

7.	MISCELLANEOUS:

a.	Voluntary Agreements:

The parties have read the Agreement and the mutual releases contained herein, and on advice of counsel, they have freely and voluntarily entered into this Agreement.

b.	Attorney’s Fees:

If either party commences an action against the other party arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the party reasonable attorney’s fees and cost of suit.

c.	Security Deposit:

The Security Deposit on file in the amount of $82,847.00 shall be administered per the terms of the Lease.

d.	Successors:

This Agreement shall be binding on and insure to the benefit of the parties and their respective successors in interest.

e.	Authority:

The person signing this Agreement on behalf of Tenant or Landlord represents and warrants that such person is duly authorized by Tenant or Landlord to execute this Agreement and that no other signature or authorization is necessary to bind Tenant or Landlord.

f.	Entire Agreement:

This Agreement is the entire agreement between the parties concerning the subjects contained in this Agreement.

g.	Counterparts:

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement this 15th day of September, 2011.

TENANT: IMMERSION CORPORATION, A DELAWARE CORPORATION

BY:	/s/ Sumanta Mukherjee

NAME:	Sumanta Mukherjee

TITLE:	Chief Financial Officer

LANDLORD: SUPERMICRO COMPUTER, INC., A DELAWARE CORPORATION

BY:	/s/ Robert Aeschliman

NAME:	Robert Aeschliman

TITLE:	General Counsel